Exhibit 10.1

ASSET PURCHASE AGREEMENT

Dated as of 12th October 2022

between

HU XIONGJIE

and

DONGGUANG XINGFA HARDWARE PRODUCTS CO., LTD.

and

HING FAT INDUSTRIAL LTD.

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”), made as of the 1st day of September, between MR. HU XIONGJIE (“Seller”), holder of Republic of Singapore passport no. K0219073H; and DONGGUAN XINGFA HARDWARE PRODUCTS CO., LTD. (“Buyer”); and HING FAT INDUSTRIAL, a Hong Kong Special Administrative Region corporation (“HFI”), registered with Certificate of Incorporation no. 1322191.

RECITALS

Seller desires to sell to Buyer and Buyer desires to purchase from Seller on the terms and conditions set forth in this Agreement an electroplating production line, including but not limited to equipment, interests, operating rights, fixtures and improvements located on 5/F., Tower A, Shun Hang Environment Projection Industrial Park, Shatian County, Dongguan City, Guangdong, China, as listed in Exhibit A.  Buyer is a wholly owned subsidiary of HFI and HFI agrees to pay for the purchase price of the Assets (as defined below) on behalf of the Buyer. Accordingly, in consideration of the mutual promises contained herein, the mutual benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties agree as follows:

1.	Sale and Purchase of Assets.

1.1	Assets to be Sold. Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and receive at “Closing” all of Seller’s right, title, warrants and interest in and to the following Assets (as defined below) free and clear of all liens, mortgages, pledges, charges, security interests or other encumbrances of any nature (collectively, “Encumbrances”):

(a)	All equipment, machinery, tanks, fixtures, flowlines, improvements, and mixed property of the electroplating production line located on or used in the operations of or relating to the production activities on 5/F., Tower A, Shun Hang Environment Projection Industrial Park, Shatian County, Dongguan City, Guangdong, China (floor plan as attached on Exhibit B, referred hereto as “Shun Hang Workshop”) and as described in Exhibit A “List of Equipment”, (“Property”);

(b)	Transfer/assignment of existing lease for Shun Hang Workshop to Buyer free from any claims, liabilities or unpaid rents;

(c)	Original copies (if in the possession of Seller or its affiliates, and with a set of copies to be maintained by Seller) of all of the deeds, titles, contracts, files, records, information and materials relating to the technical knowhows of electroplating line, and technical specifications and details, owned or possessed by Seller and which Seller is not prohibited from transferring to Buyer by law or existing contractual relationship and all permits, licenses, consents, approvals, registrations or other authorization issued, granted, given or otherwise made available by or under the authority of any state, local or city government (including any agency or commission) in connection with the operation of the production line (collectively, the “Governmental Authorizations”), to the extent transferable, including without limitation all permits and authorizations issued by the Shun Hang Environment Projection Industrial Park (collectively, “Records”);

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(d)	The Property and Records are hereinafter collectively referred to as the “Assets.”

1.2	Exclusions and Reservations. Sellers’ clientele details, books, accounting records and liabilities are excluded from this transaction. Except for the liabilities and obligations arising or to be performed on or after the Closing Date, Buyer is not assuming any of the Seller’s liabilities or obligations of any kind or nature, whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due (collectively, “Liabilities”), and the Seller shall retain, and hereby agree to pay, perform and discharge when due, all of such Liabilities

2.	Closing. “Closing” shall mean the date on which the Purchase Price is paid to Seller, the conveyance instruments referred to in Section 8 are delivered to Buyer and parties sign the closing receipt. Closing shall occur at office of HFI’s officer located at Unit 2, 5/F, Block A, Profit Industrial Building, 1-15 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong SAR, on 30th September 2022, at 09:00 Beijing Time, unless otherwise agreed to in writing by the parties.

3.	Effective Date. The effective date of the Agreement (“Effective Date”) shall on 12th October 2022 after Seller and Buyer have duly signed the Agreement.

4.	Transfer Date. The “Transfer Date” of the sale shall be the same time and date of the Closing.

5.	Purchase Price and Payments.

5.1	Purchase Price. Buyer at Closing shall pay to Seller, as consideration for the Assets, a purchase price (“Purchase Price”) of US$4,500,000.00.

(a)	Buyer pays a refundable deposit of US$2,000,000.00 on Effective Date.

(b)	Buyer shall check operational conditions and access the value of Assets at current market rate within ten (10) days of the Effective Date, and if Buyer accepts the Purchase Price, an intermediate payment of US$1,000,000.00 shall be then paid.

(c)	Upon Closing, Buyer shall pay Seller an additional amount of US$1,000,000.00.

(d)	A residual of US$500,000.00 shall be hold by Buyer for One (1) year from Closing Date as quality guarantee (“Guarantee”) for possible tax liabilities, defects or required repair(s) of Assets. The balance of Purchase Price shall be paid after deduction of costs of repairment related to unidentified defects or problems with the Assets at Transfer Date.

6.	Sales Tax and Use Taxes. Seller shall be fully responsible for all sales, use, stamp, transfer and similar taxes arising out of the sale of the Assets. Upon request of Buyer, Seller shall provide evidence of payment of such taxes and shall hold harmless Buyer from same in accordance with this Section. Seller shall assume all responsibility for remitting to the appropriate taxing authority of the local taxes due, and shall provide Buyer with any exemption certificates or other documentation required under applicable law, upon request of Buyer. Seller shall hold harmless and shall indemnify Buyer for any sales or use taxes assessed against Seller by any taxing authority in respect of this sale, including the amounts of any penalties, interest and attorneys’ fee, unless such penalties, interest or attorney’s fees accrue through the sole fault or negligence of Seller. Any reasonable legal expenses incurred by Buyer to reduce or avoid any of the aforementioned taxes, shall be paid or reimbursed by Buyer. Seller shall make timely payment of any taxes required to be paid by it hereunder subject to any dispute or contest by Seller with any taxing authority related to such taxes.

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7.	Sale and Transfer of Ownership.

7.1	Assets Sold As Is. SUBJECT TO THE TERMS OF THIS AGREEMENT, THE ASSETS TO BE CONVEYED BY SELLER TO BUYER SHALL BE CONVEYED “AS IS, WHERE IS” PURSUANT TO EXHIBIT A.

7.2	Assets Sold Subject to All Servitudes. Seller shall deliver the Assets to Buyer on the Transfer Date subject to the reservations, limitations, conditions and restrictions in existence on the Effective Date and contained in this Agreement and the instruments of conveyance referenced herein.

7.3	Notices and Consents. Buyer shall be responsible for obtaining all necessary governmental approval for the operation of production line after the Closing, and providing all required notices in a timely fashion after the Closing. Seller agrees, at Buyer’s request, to assist Buyer in obtaining such approval/consents.

8.	Closing.

8.1	Deliveries at Closing.

(a)	Buyer shall deliver to Seller at or before Closing the following:

(i)	The Purchase Price except for the Guarantee amount in 5.1(d);

(ii)	Such other instruments or documents as Seller may reasonably request of Buyer to consummate the transaction contemplated herein.

(b)	Seller shall deliver to Buyer at Closing the following:

(i)	Property and Records.

(ii)	Such other instruments or documents as Buyer may reasonably request of Seller to consummate the transaction contemplated herein.

8.2	Seller’s Conditions Precedent to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

(a)	Buyer shall have performed and complied with all terms of this Agreement required to be performed or complied with by Buyer prior to Closing and shall not otherwise be in breach;

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(b)	No action or proceeding by or before any court, arbitration tribunal or governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated before the Closing) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

(c)	Buyer and/or HFI shall have delivered the Purchase Price and documents described in Section 8.1(a); and

(d)	The representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects on the Closing Date as though made on and as of such date.

8.3	Buyer’s Conditions Precedent to Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

(a)	Seller shall have performed and complied with all terms of this Agreement required to be performed or complied with by Seller prior to Closing and shall not otherwise be in breach;

(b)	No material failure or defect of Seller’s title to the Property or failure of the parties to secure a material consent necessary for Buyer to acquire Seller’s Assets pursuant to this Agreement shall have occurred;

(c)	Seller shall have delivered the documents described in Section 8.1(b);

(d)	Seller shall have delivered all Assets free and clear of all Encumbrances;

(e)	No action or proceeding by or before any court, arbitration tribunal or governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated before the Closing) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement;

(f)	Buyer has checked operational conditions and access the value of Assets at current market rate and has accepted the Purchase Price; and

(g)	The representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects on the Closing Date as though made on and as of such date.

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9.	Representations and Warranties of Seller.

Seller represents and warrants to Buyer as follows:

9.1	Authority and Authorization. Seller has full power and authority to carry on its business as presently conducted, to execute, deliver and comply with the terms and provisions of this Agreement and to perform all of his obligations under this Agreement. The Seller is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any governmental authority are required to be obtained by the Seller in connection with the execution, delivery or performance of this Agreement or the completion of any of the transactions contemplated herein.

9.2	The execution and delivery by the Seller of this Agreement and the Records, the performance by the Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, shall not (with or without notice or lapse of time): (i) violate, conflict with, result in a breach of the terms or conditions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (A) any contract to which the Seller is a party or to which any of the Assets is subject or by which the Seller is bound, or (B) any law, regulation, permit, license, governmental authorization or governmental order applicable to the Seller; or (ii) result in the creation or imposition of any Encumbrances on any of the Assets.

9.3	Enforceability. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). At the Closing, all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

9.4	Litigation and Claims. (a) no claim, demand, filing, investigation, administrative proceeding, action, suit or other legal proceeding ("Claims”) is pending for which Seller has been served or received written notice of or for which Seller has actual knowledge of, or, to Seller’s knowledge, threatened, with respect to the Assets or the ownership or operation of any thereof; (b) no written notice from any governmental authority has been received by Seller (i) claiming any violation or repudiation of the Assets or any violation of any law, rule, regulation, ordinance, order, decision or decree of any governmental authority or (ii) requiring any work, repairs, construction, alterations, installations, remediation, response, removal or abatement actions or restoration in connection with or related to the Assets or the ownership or operation of any thereof. As used in this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the title, condition or use of the Assets or results of operations from the Assets taken as a whole; (c) Seller agrees to indemnify and hold Buyer harmless, including reasonable legal fees and costs, in the event that any Litigation or Claim is made in relation to this transaction or the Assets involved, whether currently known or unknown, or filed and or made at any time prior to two years from the date of this Asset Purchase Agreement or filed due to the causes or breaches occurred before the Closing Date. To the best knowledge of the Seller, Seller is not currently infringing on the intellectual property rights of any other person, firm or corporation.

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9.5	Clear Title. Seller has good and marketable title to the Assets, free and clear of all Encumbrances. No other person or entity has asserted, or has the right to assert, any claim, right, title or interest in or with respect to any of the Assets. Upon the execution of this Agreement, Buyer will receive good and marketable title to the Assets, free and clear of any and all Encumbrances, and any and all claims of any person or entity. The tangible assets included in the Assets are in good working order, condition and repair, and are not in need of maintenance or repairs except for maintenance or repairs which are routine, ordinary and are not material in costs or nature..

9.6	There are no federal, state, county, local or foreign taxes due and payable by the Seller which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Seller which are due, whether or not assessed or disputed. There are no current or pending examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Seller has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

9.7	No material grievance exists between the Seller and any of its employees. The Seller is not delinquent in the payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by its employees. To the knowledge of the Seller, there is no pending or threatened labor dispute, strike or work stoppage relating to the Seller.

10.	Representations and Warranties of Buyer.

Buyer represents and warrants to Seller as follows:

10.1	Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Peoples’ Republic of China (“China”), and is duly qualified to transact business in China and in each jurisdiction where the nature and extent of its business and properties require the same in order for it to perform its obligations under this Agreement.

10.2	Authority and Authorization. Buyer has full corporate power and authority to carry on its business as presently conducted, to execute, deliver and comply with the terms and provisions of this Agreement, and to perform its obligations under this Agreement.

10.3	Enforceability. This Agreement has been duly executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). At the Closing all funds, documents and instruments required hereunder to be executed and delivered by Buyer shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

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10.4	Financial Condition. Buyer has the financial resources from HFI to perform its obligations and consummate the transactions contemplated under this Agreement.

11.	Title Matters.

11.1	Asset Title Review. Seller shall make available until Closing for Buyer’s review, such title information and abstracts as may then be available in Seller’s files. Seller also agrees to provide originals to Buyer of all documents, reports, or similar information, if available, in Seller’s files, which document and evidence Seller’s ownership of the Property and working interest portions of the Assets being conveyed hereunder, as well as copies of any contracts, agreements or similar documents which benefit or obligate Seller as to the Assets or the production there from, i.e., production purchase contracts with third parties including accounting records thereto. Seller shall not perform any additional title work or sign any abstracts and title opinions or related document without prior consent of the Buyer. .

12.	Operation of the Assets Prior to Closing. From the date hereof until Closing, Seller: (1) shall not create any lien, security interest or other encumbrance with respect to his interest in the Assets or enter into any agreement for the sale, disposition or encumbrance of any of his interest in the Assets, or dedicate, sell, encumber; (2) shall maintain all material agreements comprising or affecting the Assets in full force and effect and comply with all express or implied covenants contained therein; (3) shall pay or cause to be paid all material costs and expenses incurred in connection with his interest in the Assets before the Closing.

13.	Buyer’s Acceptance of the Assets.

Buyer assumes the risk of condition of the Assets for any occurrences or conditions occurring after s the Closing.

14.	Termination and Effects of Termination.

14.1	Termination. Seller and/or Buyer may terminate this Agreement as follows:

(a)	This Agreement and the transactions contemplated herein may be completely terminated at or prior to Closing by mutual written agreement of Seller and Buyer.

(b)	If any of the conditions precedent to the obligations of Seller under Section 8.2 of this Agreement have not been satisfied or waived as of the Closing Date, then Seller may terminate this Agreement.

(c)	If any of the conditions precedent to the obligations of Buyer under Section 8.3 of this Agreement have not been satisfied or waived as of the Closing Date, then Buyer may terminate this Agreement.

(d)	If the Closing does not happen before December 31, 2022, either party may terminate this Agreement by written notice to the other party.

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14.2	Effects of Termination.

(a)	If this Agreement is terminated pursuant to Section 18.1, the parties shall have no further obligation to one another, except as provided in Sections 18.1, 18.2, 31 and 33, between the parties or as may be expressly set forth in the instrument of termination.

(b)	Seller shall be free, immediately following any termination to enjoy all rights of the ownership and to sell, transfer, encumber or otherwise dispose of the Assets without restriction under this Agreement and Buyer shall be liable for damages if it attempts to interfere in any way with such enjoyment or action by Seller.

15.	Brokers’ or Finders’ Fees. Seller and Buyer warrant that neither has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees or commissions relating to this Agreement for which the other shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by Seller or Buyer relating to this Agreement shall be paid by the party incurring the same.

16.	Notices. All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, email as listed below, faxed with receipt acknowledged, mailed by registered mail, postage prepaid, or delivered by a recognized commercial courier to the party at the address set forth within this Section 22 or such other address as any party shall have designated for itself by 10 days’ prior written notice to the other party.

Seller	Buyer
Hu Xiongjie Attn: Hu Xiongjie Singapore 828713 Email:	Hing Fat Industrial Limited Attn: Lau Yu Bong Unit 2, 5/F, Block A, Profit Industrial Building, 1-15 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong SAR Email:

17.	Severability. In the event any covenant, condition, or provisions contained herein is held to be invalid by a court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision contained herein; provided, however, that any such invalidity does not materially prejudice either the Buyer or Seller in its respective rights and obligations contained in the valid covenants, conditions, and provisions of this Agreement.

18.	Construction of Ambiguity. Both Buyer and Seller are sophisticated parties engaged in the energy business, each having fully participated in the drafting of the Agreement. In the event of any ambiguity in any of the terms or conditions of this Agreement including any exhibits whether or not placed of record, such ambiguity shall not be construed for or against any party hereto.

19.	Time of Performance. Time is of the essence in this Agreement and in each and every provision hereof in which time or performance is a factor.

20.	Entire Agreement. This Agreement constitutes the entire agreement between Seller and Buyer with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings relating to such subject matter, except as may be expressly provided for herein. No amendment shall be binding unless in writing and signed by representatives of both parties. Headings used in this Agreement are only for convenience of reference and shall not be used to define the meaning of any provision. This Agreement is for the benefit of the parties of this Agreement only and not for the benefit of third parties.

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21.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE HONG KONG SPECIAL ADMINISTRATIVE REGION WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAW.

22.	Waiver. The waiver or failure of either party to enforce any provision of this Agreement shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

23.	Survival of Agreements. Except as otherwise specifically provided in this Agreement, all covenants, agreements, representations, warranties and indemnities shall survive the execution of this Agreement, Closing, the delivery and recordation of any deeds, assignments or bills of sale which convey the Assets from Seller to Buyer.

24.	Successors and Assigns. This Agreement and the provisions herein, which shall survive Closing, shall bind and inure to the benefit and burden of the heirs, successors and assigns of the parties hereto.

25.	Alternative Dispute Resolution. The parties have agreed on the following mechanisms in order to obtain prompt and expeditious resolution of disputes hereunder:

25.1	Arbitration of Disputes. ALL DISPUTES BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION EITHER IN ANY DISPUTE, CONTROVERSY, DIFFERENCE OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE EXISTENCE, VALIDITY, INTERPRETATION, PERFORMANCE, BREACH OR TERMINATION THEREOF OR ANY DISPUTE REGARDING NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR RELATING TO IT SHALL BE REFERRED TO AND FINALLY RESOLVED BY ARBITRATION ADMINISTERED BY THE HONG KONG INTERNATIONAL ARBITRATION CENTRE (HKIAC) UNDER THE HKIAC ADMINISTERED ARBITRATION RULES IN FORCE WHEN THE NOTICE OF ARBITRATION IS SUBMITTED.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY ARBITRATION ADMINISTERED BY THE HONG KONG INTERNATIONAL ARBITRATION CENTRE (HKIAC) UNDER THE HKIAC ADMINISTERED ARBITRATION RULES IN FORCE AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

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WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

INITIAL HERE:   Seller (/s/HXJ)       Buyer (/s/HPW)

25.2	Cooperation. The parties shall diligently cooperate with one another and the arbitrator(s) appointed to resolve the dispute, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute. If either party refuses to diligently cooperate, and the other party, after first giving notice of its intent to rely on the provisions of this Section 25.2, incurs additional expenses or attorneys’ fees solely as a result of such failure to diligently cooperate, the arbitrator(s) may award such additional expenses and attorneys’ fees to the party giving such notice, even if such party is not the prevailing party in the dispute.

25.3	Allocation of Costs. The cost of the proceeding shall be borne equally by the parties to the dispute. If either party refuses to pay his/its share of the costs of the proceeding, at the time(s) required, the other party may do so, in which event that party will be entitled to recover (or offset) the amount advanced, with interest at the maximum rate permitted by law, even if that party is not the prevailing party. The arbitrator(s) shall include such costs in his/her judgment or award. Notwithstanding the foregoing, if one party prevails on each issue in dispute, and the arbitrator makes a finding that the claims or defences of the non-prevailing party were wholly without merit, then the prevailing party shall be entitled to recover reasonable attorney’s fees and the cost of arbitration.

25.4	Extraordinary Relief. The provisions of this Section 29.4 do not preclude any party from initiating a proceeding, in a court of competent jurisdiction, for the purpose of obtaining any emergency or provisional remedy which may be necessary to protect its rights, including without limitation temporary and preliminary injunctive relief, attachment, claim and delivery, receivership and any extraordinary writ.

26.	Confidentiality. Each acknowledges that all information furnished or disclosed pursuant hereto must remain confidential. The receiving party may disclose such information only to its subsidiaries or affiliates, directors, officers, employees, agents, consultants, legal counsel, financial advisors, lenders and representatives (herein “Representatives”) who have agreed in writing, prior to being given access to such information, to be bound by the terms of this Agreement. An original of the signed agreement(s) of the Representatives will be furnished to the disclosing party upon request. In the event that Closing of the transactions contemplated by this Agreement does not occur for any reason, The receiving party and its Representatives shall promptly return to the disclosing party any and all materials and information, including any notes, summaries, compilations, analyses or other material derived from the inspection or evaluation of such material and information, including any written report provided under this Agreement without retaining copies thereof. The parties agree that the parent company of the Buyer may disclose this Agreement and this transaction on its disclosure and filings with US SEC in compliance with US securities laws and regulations.

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27.	Authority of Seller. Seller confirms it has full power and authority and has taken all requisite action, corporate or otherwise, to authorize Seller to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby. The obligation imposed on seller by this Agreement, or by any agreement or document contemplated hereby, constitutes the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms.

28.	Further Assurances. Buyer and Seller agree to execute and deliver to the other all division orders, transfer orders and all other documents necessary to fully vest in the parties the rights, obligations and benefits acquired pursuant to this Agreement.

29.	No Partnership. Nothing herein shall be construed to form a partnership, joint venture or other cooperative entity between Seller and Buyer and each party hereto shall be responsible for, and shall discharge, its obligations hereunder.

30.	Public Announcements. Without prior consent of the other party (which consent may not be unreasonably withheld), neither party may make any public disclosure or issue any press release or other communication regarding the subject matter of this Agreement, whether directly or indirectly, except that the parent company of the Buyer may issue press release to disclose this Agreement and this transaction according to the disclosure requirement of SEC regulations. A party shall have 24 hours exclusive of Saturdays, Sundays and legal holidays, to respond to a proposed disclosure, press release or communication. Notwithstanding the foregoing, a party may make such disclosures as are required by applicable law or by the rules of a relevant stock exchange, provided however that a party shall promptly advise the other parties that such disclosure is so mandated and parties agree that the disclosure by the parent company of the Buyer is mandated. For purposes of consultation under this section, the following individuals are designated as primary contacts:

For Seller	For Buyer
Hu Xiongjie Attn: Hu Xiongjie Singapore 828713 Email:	Hing Fat Industrial Limited. Attn: Lau Yu Bong Unit 2, 5/F, Block A, Profit Industrial Building, 1-15 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong SAR Email:

(Signature Page is following)

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IN WITNESS WHEREOF the undersigned parties to this Agreement have executed it as of the day and year first mentioned above.

SELLER	BUYER
HU XIONGJIE	DONGGUAN XINGFA HARDWARE PRODUCTS CO., LIMITED.

/s/ Hu Xiong Jie	/s/ Hui Po Wang
By: Hu Xiongjie	By: Hui Po Wang

HING FAT INDUSTRIAL LIMITED

/s/ Lau Yu Bong
By: Lau Yu Bong

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